Exhibit 99.1

Triumph Bancorp Reports First Quarter Net Income to Common Stockholders of $11.9 Million

DALLAS – April 18, 2018 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (Nasdaq: TBK) (“Triumph”) today announced earnings and operating results for the first quarter of 2018.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this press release.

2018 First Quarter Highlights and Recent Developments

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For the first quarter of 2018, net income was $12.1 million and net income available to common stockholders was $11.9 million, compared to net income of $6.3 million and net income available to common stockholders of $6.1 million for the quarter ended December 31, 2017. Diluted earnings per share were $0.56 for the quarter ended March 31, 2018, compared to $0.29 for the quarter ended December 31, 2017.

•

Net income for the quarter ended March 31, 2018 was impacted by (i) a gain on sale of Triumph Healthcare Finance (“THF”), our healthcare asset based lending line of business, of $1.1 million, or $0.8 million net of tax, and (ii) a combined loss on the sale of municipal securities and OREO valuation adjustments of $0.4 million.

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We report adjusted diluted earnings per share to remove the volatility of material gains and expenses related to merger and acquisition-related activities. Adjusted diluted earnings per share, which exclude the gain on sale of THF, net of taxes, were $0.52 for the quarter ended March 31, 2018. Adjusted diluted earnings per share, which exclude transaction costs related to our acquisition of Valley Bancorp, Inc. and our acquisition of nine branches from Independent Bank Group, Inc., net of taxes, were $0.34 for the quarter ended December 31, 2017.

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Net interest margin (“NIM”) was 6.06% for the quarter ended March 31, 2018, compared to 6.16% for the quarter ended December 31, 2017. Adjusted NIM, which excludes loan discount accretion, was 5.81% for the quarter ended March 31, 2018, compared to 5.93% for the quarter ended December 31, 2017.

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Total loans held for investment increased $63.1 million, or 2.2%, to $2.874 billion at March 31, 2018, compared to $2.811 billion at December 31, 2017. Average loans for the quarter were $2.767 billion compared to $2.559 billion for the quarter ended December 31, 2017, an increase of 8.1%.

•

Triumph Business Capital grew period-end clients to 3,438 clients at March 31, 2018 from 3,158 clients at December 31, 2017; an increase of 280 clients, or 8.9%. The total dollar value of invoices purchased for the quarter ended March 31, 2018 was $912.3 million with an average invoice price of $1,751 compared to purchases of $872.4 million and an average invoice price of $1,705 for the quarter ended December 31, 2017.

•

At March 31, 2018, Triumph Business Capital had 61 clients utilizing the TriumphPay platform, our proprietary payment processing application. Of those 61 clients, 58 clients were freight broker factoring clients paying through the TriumphPay platform and 3 were freight brokers integrated directly with TriumphPay. For the quarter ended March 31, 2018, the TriumphPay application processed 35,780 invoices paying 11,438 distinct carriers a total of $51.1 million.

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On April 9, 2018 we entered into agreements to acquire First Bancorp of Durango, Inc. and Southern Colorado Corp. At December 31, 2017, First Bancorp of Durango, Inc. and Southern Colorado Corp. had a combined $734 million in assets, including $308 million in loans, and $653 million in deposits.

•

On April 9, 2018 we entered into an agreement to acquire the transportation factoring assets of Interstate Capital Corporation. At December 31, 2017, Interstate Capital Corporation had $112 million in gross factored receivables.

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We completed a public offering of 5.4 million shares of our common stock on April 12, 2018. Our net proceeds from the offering, after deducting the underwriting discount and offering expenses, were approximately $192.1 million. The Company intends to use a significant portion of the net proceeds of this offering to fund the consideration payable in the pending acquisitions of First Bancorp of Durango, Inc., Southern Colorado Corp. and Interstate Capital Corporation, as well as, for general corporate purposes.

Balance Sheet

Total loans held for investment were $2.874 billion at March 31, 2018. Our commercial finance loans, which comprise 33% of the loan portfolio, were $936.5 million at March 31, 2018, compared to $897.5 million at December 31, 2017, an increase of $39.0 million, or 4.3% in the first quarter of 2018.

Total deposits were $2.533 billion at March 31, 2018, a decrease of $87.9 million or 3.4% in the first quarter of 2018.  Non-interest-bearing deposits accounted for 22% of total deposits and non-time deposits accounted for 58% of total deposits at March 31, 2018.

Net Interest Income

We earned net interest income for the quarter ended March 31, 2018 of $47.1 million compared to $45.8 million for the quarter ended December 31, 2017.

Yields on loans for the quarter ended March 31, 2018 were down 8 bps from the prior quarter to 7.65% (down 11 bps from the prior quarter to 7.36% adjusted to exclude loan discount accretion). The average cost of our total deposits was 0.68% for the quarter ended March 31, 2018 compared to 0.67% for the quarter ended December 31, 2017, on an annualized basis.

Asset Quality

Non-performing assets increased 8 bps from December 31, 2017 to 1.47% of total assets at March 31, 2018.  The ratio of past due to total loans increased to 2.41% at March 31, 2018 from 2.33% at December 31, 2017. We recorded total net charge-offs of $1.3 million, or 0.05% of average loans, for the quarter ended March 31, 2018 compared to net charge-offs of $1.4 million, or 0.06% of average loans, for the quarter ended December 31, 2017.  We recorded a provision for loan losses of $2.5 million for the quarter ended March 31, 2018 compared to a provision of $1.9 million for the quarter ended December 31, 2017. From December 31, 2017 to March 31, 2018, our ALLL increased from $18.7 million or 0.67% of total loans to $20.0 million or 0.70% of total loans.

Non-interest Income and Expense

We earned non-interest income for the quarter ended March 31, 2018 of $5.2 million compared to $4.0 million for the quarter ended December 31, 2017. Non-interest income for the quarter ended March 31, 2018 included a gain on sale of THF of $1.1 million and a combined loss on the sale of municipal securities and OREO valuation adjustments of $0.4 million.

For the quarter ended March 31, 2018, non-interest expense totaled $34.0 million, compared to $33.2 million for the quarter ended December 31, 2017.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 8:30 a.m. Central Time on Thursday, April 19, 2018. Dan Karas, Chief Lending Officer, will also be available for questions.

To participate in the live conference call, please dial 1-855-940-9472 (Canada: 1-855-669-9657) and request to be joined into the Triumph Bancorp, Inc. (TBK) call.  A simultaneous audio-only webcast may be accessed via the Company's website at www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at: https://services.choruscall.com/links/tbk180419.html.  An archive of this conference call will subsequently be available at this same location on the Company’s website.

About Triumph

Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of community banking and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: risks relating to our ability to consummate the pending acquisitions of First Bancorp of Durango, Inc. and Southern Colorado Corp., and our pending acquisition of the operating assets of Interstate Capital Corporation and certain of its affiliates, including the possibility that the expected benefits related to the pending acquisitions may not materialize as expected; of the pending acquisitions not being timely completed, if completed at all; that prior to the completion of the pending acquisitions, the targets’ businesses could experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities, difficulty retaining key employees; and of the parties’ being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within our management’s expected timeframes or at all; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses (including our pending acquisitions of First Bancorp of Durango, Inc. and Southern Colorado Corp., and our pending acquisition of the operating assets of Interstate Capital Corporation and certain of its affiliates, and our prior acquisitions of Valley Bancorp, Inc. and nine branches from Independent Bank in Colorado) and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets, or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally, or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities, and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2018.

Non-GAAP Financial Measures

This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor its operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Financial Highlights:
Total assets	$3,405,010	$3,499,033	$2,906,161	$2,836,684	$2,635,358
Loans held for investment	$2,873,985	$2,810,856	$2,425,463	$2,295,100	$2,035,236
Deposits	$2,533,498	$2,621,348	$2,012,545	$2,072,181	$2,024,288
Net income available to common stockholders	$11,878	$6,111	$9,587	$9,467	$10,281

Performance Ratios - Annualized:
Return on average assets	1.43%	0.79%	1.36%	1.42%	1.62%
Return on average total equity	12.20%	6.35%	10.71%	12.60%	14.44%
Return on average common equity	12.30%	6.30%	10.79%	12.75%	14.66%
Return on average tangible common equity (1)	14.75%	7.33%	12.28%	14.94%	17.49%
Yield on loans	7.65%	7.73%	7.44%	7.79%	7.15%
Adjusted yield on loans (1)	7.36%	7.47%	7.20%	7.25%	6.93%
Cost of interest bearing deposits	0.86%	0.84%	0.80%	0.74%	0.71%
Cost of total deposits	0.68%	0.67%	0.64%	0.60%	0.58%
Cost of total funds	0.95%	0.92%	0.90%	0.83%	0.79%
Net interest margin	6.06%	6.16%	5.90%	6.16%	5.37%
Adjusted net interest margin (1)	5.81%	5.93%	5.69%	5.70%	5.19%
Net non-interest expense to average assets	3.43%	3.65%	3.35%	3.26%	1.17%
Adjusted net non-interest expense to average assets (1)	3.56%	3.43%	3.35%	3.26%	3.60%
Efficiency ratio	65.09%	66.74%	64.61%	62.44%	58.94%
Adjusted efficiency ratio (1)	66.45%	63.35%	64.61%	62.44%	77.65%

Asset Quality:(2)
Past due to total loans	2.41%	2.33%	2.22%	2.51%	3.16%
Non-performing loans to total loans	1.41%	1.38%	1.25%	1.36%	1.80%
Non-performing assets to total assets	1.47%	1.39%	1.42%	1.50%	1.92%
ALLL to non-performing loans	49.52%	48.41%	67.33%	63.56%	52.18%
ALLL to total loans	0.70%	0.67%	0.84%	0.86%	0.94%
Net charge-offs to average loans	0.05%	0.06%	0.00%	0.03%	0.20%

Capital:
Tier 1 capital to average assets(3)	12.06%	11.80%	13.50%	11.28%	11.32%
Tier 1 capital to risk-weighted assets(3)	11.54%	11.15%	13.45%	11.30%	12.05%
Common equity tier 1 capital to risk-weighted assets(3)	10.05%	9.70%	11.95%	9.73%	10.32%
Total capital to risk-weighted assets(3)	13.66%	13.21%	15.91%	13.87%	14.87%
Total equity to total assets	11.83%	11.19%	13.29%	10.94%	11.40%
Tangible common stockholders' equity to tangible assets(1)	9.86%	9.26%	11.66%	9.22%	9.51%

Per Share Amounts:
Book value per share	$18.89	$18.35	$18.08	$16.59	$16.08
Tangible book value per share (1)	$15.82	$15.29	$16.04	$14.20	$13.63
Basic earnings per common share	$0.57	$0.29	$0.48	$0.53	$0.57
Diluted earnings per common share	$0.56	$0.29	$0.47	$0.51	$0.55
Adjusted diluted earnings per common share(1)	$0.52	$0.34	$0.47	$0.51	$0.02
Shares outstanding end of period	20,824,509	20,820,445	20,820,900	18,132,585	18,078,769

Unaudited consolidated balance sheet as of:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
ASSETS
Total cash and cash equivalents	$106,046	$134,129	$80,557	$117,502	$126,084
Securities - available for sale	192,916	250,603	207,301	225,183	252,441
Securities - held to maturity	8,614	8,557	17,999	26,036	28,882
Equity securities	4,925	5,006	2,025	2,023	2,011
Loans held for investment	2,873,985	2,810,856	2,425,463	2,295,100	2,035,236
Allowance for loan and lease losses	(20,022)	(18,748)	(20,367)	(19,797)	(19,093)
Loans, net	2,853,963	2,792,108	2,405,096	2,275,303	2,016,143
Assets held for sale	—	71,362	—	—	—
FHLB stock	16,508	16,006	16,076	14,566	7,167
Premises and equipment, net	62,826	62,861	43,678	43,957	44,630
Other real estate owned ("OREO"), net	9,186	9,191	10,753	10,740	11,638
Goodwill and intangible assets, net	63,923	63,778	42,452	43,321	44,233
Bank-owned life insurance	44,534	44,364	37,025	36,852	36,679
Deferred tax asset, net	8,849	8,959	14,130	15,111	15,678
Other assets	32,720	32,109	29,069	26,090	49,772
Total assets	$3,405,010	$3,499,033	$2,906,161	$2,836,684	$2,635,358
LIABILITIES
Non-interest bearing deposits	$548,991	$564,225	$403,643	$381,042	$382,009
Interest bearing deposits	1,984,507	2,057,123	1,608,902	1,691,139	1,642,279
Total deposits	2,533,498	2,621,348	2,012,545	2,072,181	2,024,288
Customer repurchase agreements	6,751	11,488	19,869	14,959	10,468
Federal Home Loan Bank advances	355,000	365,000	385,000	340,000	200,000
Subordinated notes	48,853	48,828	48,804	48,780	48,757
Junior subordinated debentures	38,734	38,623	33,047	32,943	32,840
Other liabilities	19,230	22,048	20,799	17,354	18,580
Total liabilities	3,002,066	3,107,335	2,520,064	2,526,217	2,334,933
EQUITY
Preferred stock series A	4,550	4,550	4,550	4,550	4,550
Preferred stock series B	5,108	5,108	5,108	5,108	5,196
Common stock	209	209	209	182	182
Additional paid-in-capital	265,406	264,855	264,531	198,570	197,866
Treasury stock, at cost	(1,853)	(1,784)	(1,760)	(1,759)	(1,494)
Retained earnings	131,234	119,356	113,245	103,658	94,191
Accumulated other comprehensive income	(1,710)	(596)	214	158	(66)
Total equity	402,944	391,698	386,097	310,467	300,425
Total liabilities and equity	$3,405,010	$3,499,033	$2,906,161	$2,836,684	$2,635,358

Unaudited consolidated statement of income:

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Interest income:
Loans, including fees	$36,883	$34,856	$30,863	$30,663	$25,185
Factored receivables, including fees	15,303	15,000	12,198	10,812	9,167
Securities	1,310	1,819	1,655	1,738	1,611
FHLB stock	105	78	51	36	42
Cash deposits	517	464	370	289	327
Total interest income	54,118	52,217	45,137	43,538	36,332
Interest expense:
Deposits	4,277	3,884	3,272	3,057	2,869
Subordinated notes	837	836	837	836	835
Junior subordinated debentures	597	520	495	475	465
Other borrowings	1,277	1,181	1,021	613	344
Total interest expense	6,988	6,421	5,625	4,981	4,513
Net interest income	47,130	45,796	39,512	38,557	31,819
Provision for loan losses	2,548	1,931	572	1,447	7,678
Net interest income after provision for loan losses	44,582	43,865	38,940	37,110	24,141
Non-interest income:
Service charges on deposits	1,145	1,178	1,046	977	980
Card income	1,244	1,122	956	917	827
Net OREO gains (losses) and valuation adjustments	(88)	(764)	15	(112)	11
Net gains (losses) on sale of securities	(272)	—	35	—	—
Fee income	800	658	625	637	583
Insurance commissions	714	857	826	708	590
Asset management fees	—	—	—	—	1,717
Gain on sale of subsidiary	1,071	—	—	—	20,860
Other	558	947	668	2,075	1,717
Total non-interest income	5,172	3,998	4,171	5,202	27,285
Non-interest expense:
Salaries and employee benefits	19,404	18,009	16,717	16,012	21,958
Occupancy, furniture and equipment	3,054	2,728	2,398	2,348	2,359
FDIC insurance and other regulatory assessments	199	411	294	270	226
Professional fees	1,640	2,521	1,465	1,238	1,968
Amortization of intangible assets	1,117	2,309	870	911	1,111
Advertising and promotion	1,029	573	804	911	938
Communications and technology	3,359	2,291	2,145	2,233	2,174
Other	4,240	4,389	3,532	3,398	4,103
Total non-interest expense	34,042	33,231	28,225	27,321	34,837
Net income before income tax	15,712	14,632	14,886	14,991	16,589
Income tax expense	3,644	8,327	5,104	5,331	6,116
Net income	$12,068	$6,305	$9,782	$9,660	$10,473
Dividends on preferred stock	(190)	(194)	(195)	(193)	(192)
Net income available to common stockholders	$11,878	$6,111	$9,587	$9,467	$10,281

Earnings per share:

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Basic
Net income to common stockholders	$11,878	$6,111	$9,587	$9,467	$10,281
Weighted average common shares outstanding	20,721,363	20,717,548	19,811,577	18,012,905	17,955,144
Basic earnings per common share	$0.57	$0.29	$0.48	$0.53	$0.57

Diluted
Net income to common stockholders	$11,878	$6,111	$9,587	$9,467	$10,281
Dilutive effect of preferred stock	190	194	195	193	192
Net income to common stockholders - diluted	$12,068	$6,305	$9,782	$9,660	$10,473
Weighted average common shares outstanding	20,721,363	20,717,548	19,811,577	18,012,905	17,955,144
Dilutive effects of:
Restricted stock	85,045	74,318	63,384	47,521	87,094
Assumed exercises of stock warrants	—	—	54,476	129,896	145,896
Assumed exercises of stock options	83,872	56,359	45,788	32,592	47,873
Assumed conversion of Preferred A	315,773	315,773	315,773	315,773	315,773
Assumed conversion of Preferred B	354,471	354,471	354,471	354,471	360,578
Weighted average shares outstanding - diluted	21,560,524	21,518,469	20,645,469	18,893,158	18,912,358
Diluted earnings per common share	$0.56	$0.29	$0.47	$0.51	$0.55

Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Assumed conversion of Preferred A	—	—	—	—	—
Assumed conversion of Preferred B	—	—	—	—	—
Restricted stock awards	—	—	—	35,270	—
Stock options	—	57,926	58,442	58,442	—

Loans held for investment summarized as of:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Commercial real estate	$781,006	$745,893	$574,530	$541,217	$498,099
Construction, land development, land	143,876	134,812	141,368	120,253	109,849
1-4 family residential properties	122,979	125,827	96,032	101,833	105,230
Farmland	184,064	180,141	130,471	136,258	136,537
Commercial	930,283	920,812	890,372	842,715	792,764
Factored receivables	397,145	374,410	341,880	293,633	242,098
Consumer	29,244	31,131	30,093	29,497	28,415
Mortgage warehouse	285,388	297,830	220,717	229,694	122,244
Total loans	$2,873,985	$2,810,856	$2,425,463	$2,295,100	$2,035,236

A portion of our total loans held for investment portfolio consists of commercial finance products offered under our commercial finance brands on a nationwide basis, as further summarized below:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Equipment	$260,502	$254,119	$226,120	$219,904	$203,251
Asset based lending (General)	230,314	213,471	193,884	188,257	166,917
Asset based lending (Healthcare)	—	—	67,889	68,606	78,208
Premium finance	48,561	55,520	57,083	31,274	23,162
Factored receivables	397,145	374,410	341,880	293,633	242,098
Commercial finance	$936,522	$897,520	$886,856	$801,674	$713,636

Commercial finance % of total loans	33%	32%	37%	35%	35%
Yield on commercial finance loans	11.04%	11.03%	10.62%	11.42%	10.25%

Information pertaining to our factoring segment, which includes only factoring originated by our Triumph Business Capital subsidiary, summarized as of and for the quarters ended:

	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Factored receivable period end balance	$372,771,000	$346,293,000	$315,742,000	$268,707,000	$218,601,000
Yield on average receivable balance	17.40%	16.91%	16.64%	17.35%	17.45%
Rolling twelve quarter annual charge-off rate	0.50%	0.41%	0.44%	0.41%	0.32%
Factored receivables - transportation concentration	86%	84%	84%	84%	82%

Interest income, including fees	$14,780,000	$14,518,000	$11,736,000	$10,387,000	$8,705,000
Non-interest income	590,000	535,000	774,000	758,000	670,000
Factored receivable total revenue	15,370,000	15,053,000	12,510,000	11,145,000	9,375,000
Average net funds employed	316,488,000	309,614,000	260,384,000	219,694,000	184,640,000
Yield on average net funds employed	19.70%	19.29%	19.06%	20.35%	20.59%

Accounts receivable purchased	$912,336,000	$872,373,000	$732,406,000	$639,131,000	$521,768,000
Number of invoices purchased	521,906	511,879	476,370	446,153	375,943
Average invoice size	$1,751	$1,705	$1,537	$1,433	$1,388
Average invoice size - transportation	$1,662	$1,647	$1,486	$1,386	$1,319
Average invoice size - non-transportation	$2,627	$2,251	$1,965	$1,782	$1,967

Net new clients	280	233	235	151	97
Period end clients	3,438	3,158	2,925	2,690	2,539

Deposits summarized as of:

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Non-interest bearing demand	$548,991	$564,225	$403,643	$381,042	$382,009
Interest bearing demand	392,947	403,244	284,282	350,966	329,201
Individual retirement accounts	105,558	108,505	97,186	99,694	100,436
Money market	283,354	283,969	189,177	205,243	203,686
Savings	244,103	235,296	158,464	173,137	173,258
Certificates of deposit	783,651	837,384	770,599	777,459	767,602
Brokered deposits	174,894	188,725	109,194	84,640	68,096
Total deposits	$2,533,498	$2,621,348	$2,012,545	$2,072,181	$2,024,288

Net interest margin summarized for the three months ended:

	March 31, 2018			December 31, 2017
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$131,723	$517	1.59%	$134,661	$464	1.37%
Taxable securities	179,395	1,057	2.39%	198,997	1,658	3.31%
Tax-exempt securities	59,029	253	1.74%	39,082	161	1.63%
FHLB stock	16,311	105	2.61%	16,764	78	1.85%
Loans	2,766,859	52,186	7.65%	2,558,774	49,856	7.73%
Total interest earning assets	$3,153,317	$54,118	6.96%	$2,948,278	$52,217	7.03%
Non-interest earning assets:
Other assets	257,566			233,419
Total assets	$3,410,883			$3,181,697
Interest bearing liabilities:
Deposits:
Interest bearing demand	$390,001	$188	0.20%	$343,560	$141	0.16%
Individual retirement accounts	106,893	310	1.18%	102,234	319	1.24%
Money market	282,697	377	0.54%	220,040	153	0.28%
Savings	239,707	30	0.05%	191,814	24	0.05%
Certificates of deposit	813,244	2,584	1.29%	826,018	2,644	1.27%
Brokered deposits	186,390	788	1.71%	140,914	603	1.70%
Total deposits	2,018,932	4,277	0.86%	1,824,580	3,884	0.84%
Subordinated notes	48,839	837	6.95%	48,814	836	6.79%
Junior subordinated debentures	38,672	597	6.26%	34,515	520	5.98%
Other borrowings	342,426	1,277	1.51%	391,840	1,181	1.20%
Total interest bearing liabilities	$2,448,869	$6,988	1.16%	$2,299,749	$6,421	1.11%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	545,118			469,596
Other liabilities	15,709			18,081
Total equity	401,187			394,271
Total liabilities and equity	$3,410,883			$3,181,697
Net interest income		$47,130			$45,796
Interest spread			5.80%			5.92%
Net interest margin			6.06%			6.16%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended
(Dollars in thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
except per share amounts)	2018	2017	2017	2017	2017
Net income available to common stockholders	$11,878	$6,111	$9,587	$9,467	$10,281
Gain on sale of subsidiary	(1,071)	—	—	—	(20,860)
Incremental bonus related to transaction	—	—	—	—	4,814
Transaction related costs	—	1,688	—	—	325
Tax effect of adjustments	248	(601)	—	—	5,754
Adjusted net income available to common stockholders	$11,055	$7,198	$9,587	$9,467	$314
Dilutive effect of convertible preferred stock	190	194	195	193	—
Adjusted net income available to common stockholders - diluted	$11,245	$7,392	$9,782	$9,660	$314

Weighted average shares outstanding - diluted	21,560,524	21,518,469	20,645,469	18,893,158	18,912,358
Adjusted effects of assumed Preferred Stock conversion	—	—	—	—	(676,351)
Adjusted weighted average shares outstanding - diluted	21,560,524	21,518,469	20,645,469	18,893,158	18,236,007
Adjusted diluted earnings per common share	$0.52	$0.34	$0.47	$0.51	$0.02

Net income available to common stockholders	$11,878	$6,111	$9,587	$9,467	$10,281
Average tangible common equity	326,614	330,819	309,624	254,088	238,405
Return on average tangible common equity	14.75%	7.33%	12.28%	14.94%	17.49%

Adjusted efficiency ratio:
Net interest income	$47,130	$45,796	$39,512	$38,557	$31,819
Non-interest income	5,172	3,998	4,171	5,202	27,285
Operating revenue	52,302	49,794	43,683	43,759	59,104
Gain on sale of subsidiary	(1,071)	—	—	—	(20,860)
Adjusted operating revenue	$51,231	$49,794	$43,683	$43,759	$38,244
Non-interest expenses	$34,042	$33,231	$28,225	$27,321	$34,837
Incremental bonus related to transaction	—	—	—	—	(4,814)
Transaction related costs	—	(1,688)	—	—	(325)
Adjusted non-interest expenses	$34,042	$31,543	$28,225	$27,321	$29,698
Adjusted efficiency ratio	66.45%	63.35%	64.61%	62.44%	77.65%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$34,042	$33,231	$28,225	$27,321	$34,837
Incremental bonus related to transaction	—	—	—	—	(4,814)
Transaction related costs	—	(1,688)	—	—	(325)
Adjusted non-interest expenses	$34,042	$31,543	$28,225	$27,321	$29,698

Total non-interest income	$5,172	$3,998	$4,171	$5,202	$27,285
Gain on sale of subsidiary	(1,071)	—	—	—	(20,860)
Adjusted non-interest income	$4,101	$3,998	$4,171	$5,202	$6,425
Adjusted net non-interest expenses	$29,941	$27,545	$24,054	$22,119	$23,273
Average total assets	$3,410,883	$3,181,697	$2,849,170	$2,723,303	$2,619,282
Adjusted net non-interest expense to average assets ratio	3.56%	3.43%	3.35%	3.26%	3.60%

	As of and for the Three Months Ended
(Dollars in thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
except per share amounts)	2018	2017	2017	2017	2017
Reported yield on loans	7.65%	7.73%	7.44%	7.79%	7.15%
Effect of accretion income on acquired loans	(0.29%)	(0.26%)	(0.24%)	(0.54%)	(0.22%)
Adjusted yield on loans	7.36%	7.47%	7.20%	7.25%	6.93%

Reported net interest margin	6.06%	6.16%	5.90%	6.16%	5.37%
Effect of accretion income on acquired loans	(0.25%)	(0.23%)	(0.21%)	(0.46%)	(0.18%)
Adjusted net interest margin	5.81%	5.93%	5.69%	5.70%	5.19%

Total stockholders' equity	$402,944	$391,698	$386,097	$310,467	$300,425
Preferred stock liquidation preference	(9,658)	(9,658)	(9,658)	(9,658)	(9,746)
Total common stockholders' equity	393,286	382,040	376,439	300,809	290,679
Goodwill and other intangibles	(63,923)	(63,778)	(42,452)	(43,321)	(44,233)
Tangible common stockholders' equity	$329,363	$318,262	$333,987	$257,488	$246,446
Common shares outstanding	20,824,509	20,820,445	20,820,900	18,132,585	18,078,769
Tangible book value per share	$15.82	$15.29	$16.04	$14.20	$13.63

Total assets at end of period	$3,405,010	$3,499,033	$2,906,161	$2,836,684	$2,635,358
Goodwill and other intangibles	(63,923)	(63,778)	(42,452)	(43,321)	(44,233)
Adjusted total assets at period end	$3,341,087	$3,435,255	$2,863,709	$2,793,363	$2,591,125
Tangible common stockholders' equity ratio	9.86%	9.26%	11.66%	9.22%	9.51%

1)

Triumph uses certain non-GAAP financial measures to provide meaningful supplemental information regarding Triumph's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by Triumph include the following:

•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	"Tangible common stockholders' equity" is common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•

"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

•

"Adjusted yield on loans" is our yield on loans after excluding loan discount accretion from our acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans pay down or mature and are removed from our balance sheet.

•

“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion is expected to decrease as the acquired loans pay down or mature and are removed from our balance sheet.

2)	Asset quality ratios exclude loans held for sale, except for non-performing assets to total assets.
3)	Current quarter ratios are preliminary.

Source: Triumph Bancorp, Inc.

###

Investor Relations:

Luke Wyse

Senior Vice President, Finance & Investor Relations

lwyse@tbkbank.com

214-365-6936

Media Contact:

Amanda Tavackoli

Senior Vice President, Marketing & Communication

atavackoli@tbkbank.com

214-365-6930